UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

Green Rain Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-28379	88-0395372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8549 Wilshire Blvd. Suite 1216
Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 228-8897

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 — Other Events

Item 8.01. Other Events.

On November 10, 2025, Green Rain Energy Holdings Inc. (OTC: GREH) (the “Company”) announced that the Financial Industry Regulatory Authority (FINRA) has confirmed November 14, 2025 as the official review and record date for the Company’s previously approved Special Common Stock Dividend.

This confirmation follows the formal submission of all required corporate-action documentation by the Company’s legal counsel, Lucosky Brookman LLP, a nationally recognized law firm specializing in securities, FINRA matters, and corporate compliance.

The Company’s Special Dividend represents a strategic, shareholder-focused initiative designed not only to reward long-term investors but also to address persistent unregulated short-selling activity that has affected numerous emerging public companies across U.S. markets.

“This is a defining moment for Green Rain Energy,” said Alfredo Papadakis, Chief Executive Officer of Green Rain Energy Holdings Inc. “We have worked meticulously with Lucosky Brookman LLP and FINRA to ensure every aspect of this dividend is compliant, transparent, and beneficial to our shareholders. The November 14th date marks more than a procedural milestone — it marks a turning point in our ongoing commitment to integrity and market fairness.”

Under the Board-approved plan:

- Shareholders of record as of November 14, 2025 will receive one (1) restricted common share for every one hundred (100) common shares held.
- No fractional shares will be issued; fractional entitlements will be rounded up to the nearest whole share.
- The dividend is expected to qualify as tax-free for U.S. federal income tax purposes, to the extent permitted under applicable law.
- No shareholder action is required to receive the distribution.

Amended Approved Share Exclusion:

- The Company clarifies that any restricted common shares issued to Executives or Directors, as well as any Preferred shares held by such individuals, shall not be eligible for participation in the special stock dividend award. These share classes are expressly excluded from the dividend distribution to ensure that the award is limited to outstanding unrestricted common shares held by eligible shareholders of record as of the designated record date. This includes the restricted shares awarded to Alfredo Papadakis, President on September 18, 2025 also ineligible for the special stock dividend award.

- The Company clarifies that the four-year restriction associated with certain executive stock grants is not related to the Rule 144 resale provisions, which generally impose a six-month minimum holding period for restricted securities of reporting issuers. Instead, the four-year period represents a contractual or programmatic restriction tied to the terms of the grant itself. Specifically, these shares may be subject to a vesting schedule or Long-Term Incentive Plan (LTIP) requiring the executive or director to retain the shares for up to four years as a condition of continued service or performance. Alternatively, the restriction may stem from a specific clause within an employment or compensation agreement mandating a holding period beyond standard regulatory requirements. This restriction is therefore a contractual limitation designed to promote long-term alignment between executive performance and shareholder value, rather than a resale limitation under Rule 144.

The Board and management reaffirm that this initiative reflects Green Rain Energy’s continuing commitment to transparency, regulatory integrity, and long-term shareholder value as the Company advances its leadership in the clean-energy and technology sectors.

Copies of the Board Resolution and Shareholder Written Consent, each dated October 10, 2025, are attached hereto and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Board Resolution of Green Rain Energy Holdings Inc. dated October 10, 2025
99.2	Shareholder Written Consent in Lieu of a Special Meeting of Shareholders dated October 10, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN RAIN ENERGY HOLDINGS INC. A Wyoming Corporation

November 12, 2025	By:	/s/ Alfredo Papadakis
Alfredo Papadakis
President

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